UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  May 14, 2009

Maui Land & Pineapple Company, Inc.

(Exact name of Registrant as Specified in Its Charter)

Hawaii	0-6510	99-0107542
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No)

120 Kane Street, P.O. Box 187, Kahului, Maui, Hawaii, 96733-6687

(Address of principal executive offices)

(808) 877-3351

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                Departure of Directors or Principal Officers; Election of directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On May 14, 2009, the Board of Directors of Maui Land & Pineapple Company, Inc. (the “Company”) accepted the resignation of Robert I. Webber from his positions as President and Chief Executive Officer of the Company.  For purposes of determining severance payments and other benefits post-termination to Mr. Webber, the Company has agreed to treat Mr. Webber’s resignation as a termination without cause under Mr. Webber’s employment agreement; provided, however, that in lieu of the cash payment of one year base salary and option vesting to which Mr. Webber was entitled to receive under his employment agreement, Mr. Webber has agreed to enter into a Resignation Agreement and General Release.  Mr. Webber’s Resignation Agreement and General Release will be filed as an exhibit to the Company’s next periodic report, and the following summary of the principal terms of the agreement is qualified by reference to such filing:

•                  effective date of resignation:  May 22, 2009;

•                  immediate vesting of 30,000 restricted shares that would have been forfeited upon termination of employment;

•                  $150,000 in cash, paid over six months;

•                  immediate vesting of the following options to purchase common stock of the Company with such options remaining exercisable through November 22, 2009:

•                  75,000 options at $9.15;

•                  25,000 options at $38.04;

•                  20,000 options at $30.25;

•                  continuation of health benefits for 3 months; and

•                  a customary general release.

Also on May 14, 2009, Chairman of the Board, Warren H. Haruki was appointed as Interim Chief Executive Officer while the Company completes its search for a new CEO.

Mr. Haruki, age 56, currently serves the Company as Executive Chairman of the Board and as a Class Three Director and has served on the Board since 2006.  He is also currently President and Chief Executive Officer of Grove Farm Company, Inc., a privately held company located in Lihue, Kauai, a position he has held since February 2005. Haruki concluded a 26-year career with GTE Hawaiian Tel - Verizon Hawaii, serving as its President from 1991 until his retirement in October 2003. He is also a Trustee for the Parker Ranch Foundation Trust, a land development and cattle ranch company headquartered on the Big Island of Hawaii. In addition to serving on the Board of the Company, he serves on the boards of Pacific Guardian Life Insurance Company and First Hawaiian Bank.  Mr. Haruki holds a Bachelor of Science degree from Purdue University, a Masters of Business Administration from the University of Hawai’i, and is a Certified Public Accountant.

Effective with his appointment as Executive Chairman in January 2009, Mr. Haruki receives $180,000 in annual compensation, and was granted 20,000 shares of restricted stock and stock options to purchase 25,000 shares of the Company’s common stock. The stock options and restricted stock vest over five years.

Item 9.01                Financial Statements and Exhibits

(d)            Exhibits

Exhibit Number	Description
99.1	Maui Land & Pineapple Company, Inc. Press Release dated May 15, 2009

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAUI LAND & PINEAPPLE COMPANY, INC.

Date: May 19, 2009	By:	/s/ JOHN P. DURKIN
John P. Durkin
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Maui Land & Pineapple Company, Inc. Press Release dated May 15, 2009